FOR MORE INFORMATION:	Company Contact:
Jacqueline Lemke
President & CEO and CFO
Phone: 765.497.5829
jlemke@BASinc.com

Agency Contact:
Neil Berkman
Berkman Associates
Phone: 310.477.3118
info@berkmanassociates.com

BASi Reports First Quarter Net Income of $0.02 Per Share

Versus A Prior Year First Quarter Net Loss of $0.21 Per Share

WEST LAFAYETTE, IN -- Bioanalytical Systems, Inc. (NASDAQ:BASI) today announced financial results for the first quarter ended December 31, 2012.

Revenue decreased to $5,803,000, compared to $7,516,000 for the first quarter of fiscal 2012. Gross margin improved to 32.0% of revenue, compared to 19.7% a year ago. Operating income for this year’s first quarter increased to $302,000, versus an operating loss of $1,302,000 for the same period last year, driven by the increase in gross margin and a 44.2% reduction in operating expenses. Net income for the first quarter of fiscal 2013 was $139,000, or $0.02 per basic and diluted share. This compares to a net loss for the first quarter of fiscal 2012 of $1,492,000, or $0.21 per basic and diluted share.

EBITDA for this year’s first quarter was $851,000, versus an EBITDA loss of $704,000 for the first quarter of fiscal 2012. Cash provided by operations was $702,000 for the first quarter of the current fiscal year, versus $590,000 a year ago.

President & CEO and CFO Jacqueline Lemke said, "With the notable exception of revenue, all of our operating metrics moved decisively in the right direction in the first quarter compared to prior year. We believe these improvements are sustainable. Now we are implementing a strategy to restore revenue growth that builds on BASi’s competitive strengths - specialty assay and discovery capabilities, a long history of regulatory excellence, and our market-changing Culex NxT system. While it will take time for these initiatives to translate into higher sales for BASi, we expect to begin seeing positive results later this fiscal year.

"As we anticipated, our first quarter service revenue comparison was negatively affected by the consolidation of our Oregon laboratory into our West Lafayette facility and the closure of our UK lab in last year’s second half. Service revenue in the current quarter was also impacted by unexpected delays in the start of certain pharmaceutical analysis contracts. Although product sales have historically been strongest in the first quarter of the fiscal year, it appears that customers delayed orders in anticipation of the launch of our new advanced new Culex® NxT in vivo sampling system. Supporting this view, product orders have picked up in the past few weeks, which is an encouraging sign for the future.

"On the service side, we recently announced the first of a number of collaborative research projects and preferred provider partnerships that we expect to contribute to revenue beginning this fiscal year. Additionally, we currently are interviewing to hire both a West Coast and an East Coast bioanalytical services sales representative to improve our reach across the United States, and have realigned sales compensation to incentivize new sales and reward winning business based upon referrals and reputation. We remain optimistic about the outlook for fiscal 2013.”

Balance Sheet Highlights

At December 31, 2012, BASi reported cash and cash equivalents of $670,000, total long-term obligations of $689,000, and shareholders' equity of $9,832,000. Current liabilities at December 31, 2012 included mortgage debt of $5,676,000 that matures in October 2013. The Company continues to explore ways to deal with this debt, including a sale leaseback transaction on its building in West Lafayette, Indiana. At September 30, 2012, cash and cash equivalents were $721,000, total long-term obligations were $5,998,000, and shareholders' equity was $9,590,000.

Earnings Conference Call

BASi has scheduled a conference call at 11:00 a.m. EST this morning to discuss its results for the quarter. To participate in the call, dial 866.356.4441, passcode #56594205 at least five minutes before the start of the call. A simultaneous webcast may be accessed from the Investors tab at www.BASInc.com The webcast will be available for replay after 2:00 p.m. EST at this same Internet address. For a telephone replay, dial 888.286.8010, passcode #58125692 after 1:00 p.m. EST.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (GAAP). The non-GAAP financial measures are EBITDA for the first quarters of fiscal 2012 and 2013. EBITDA refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation, and amortization and/or exclude certain non-cash expenses as permitted by our credit agreements, such as stock-based compensation.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that these non-GAAP financial measures, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company’s results and may facilitate a fuller analysis of the Company’s results, particularly in evaluating performance from one period to another. Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of results and to illustrate the results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About Bioanalytical Systems, Inc.

BASi is a pharmaceutical development company providing contract research services and monitoring instruments to the world's leading drug development companies and medical research organizations. The company focuses on developing innovative services and products that increase efficiency and reduce the cost of taking a new drug to market. Visit www.BASinc.com for more about BASi.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry standards and regulatory standards, and various market and operating risks detailed in the company's filings with the Securities and Exchange Commission.

[SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS]

BIOANALYTICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	December 31,
	2012	2011

Service revenue	$4,670	$5,611
Product revenue	1,133	1,905

Total revenue	5,803	7,516

Cost of service revenue	3,382	5,256
Cost of product revenue	566	778

Total cost of revenue	3,948	6,034

Gross profit	1,855	1,482

Operating expenses:
Selling	370	998
Research and development	85	178
General and administrative	1,098	1,608

Total operating expenses	1,553	2,784

Operating income (loss)	302	(1,302)

Interest expense	(165)	(189)
Other income	2	--

Income (loss) before income taxes	139	(1,491)

Income taxes	--	--

Net income (loss)	$139	$(1,491)

Other comprehensive income (loss):
Foreign currency translation adjustment	8	(1)

Comprehensive income (loss)	$147	$(1,492)

Basic net income (loss) per share	$0.02	$(0.21)
Diluted net income (loss) per share	$0.02	$(0.21)

Weighted common shares outstanding:
Basic	7,639	6,946
Diluted	8,406	6,946

BIOANALYTICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,	September 30,
	2012	2012
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$670	$721
Accounts receivable:
Trade	2,002	3,366
Unbilled revenues and other	898	921
Inventories	1,703	1,656
Prepaid expenses	179	228

Total current assets	5,452	6,892

Property and equipment, net	18,167	18,628
Goodwill	1,383	1,383
Debt issue costs	10	18
Other assets	52	54

Total assets	$25,064	$26,975

Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$3,996	$3,934
Accrued expenses	1,285	2,067
Customer advances	2,327	3,012
Income tax accruals	17	17
Revolving line of credit	962	1,444
Current portion of capital lease obligation	280	330
Current portion of long-term debt	5,676	583

Total current liabilities	14,543	11,387

Capital lease obligation, less current portion	689	739
Long-term debt, less current portion	--	5,259

Shareholders' equity:
Preferred shares, no par value: Authorized 1,000,000 shares,
1,335 Series A shares at $1,000 stated value issued and
outstanding at Dec. 31, 2012 and at Sep. 30, 2012	1,335	1,335
Common shares, no par value: Authorized
19,000,000 shares; 7,656,718 issued and outstanding
at Dec. 31, 2012 and 7,638,738 at Sep. 30, 2012	1,876	1,871
Additional paid-in capital	20,541	20,451
Accumulated deficit	(13,957)	(14,096)
Accumulated other comprehensive income	37	29

Total shareholders' equity	9,832	9,590

Total liabilities and shareholders' equity	$25,064	$26,975

BIOANALYTICAL SYSTEMS, INC.
RECONCILIATION OF GAAP TO NONGAAP EARNINGS
(In thousands) (Unaudited)

	Three Months Ended
	December 31,
	2010	2011

GAAP Net income (loss)	$139	$(1,491)

Addback:
Interest expense	165	189
Depreciation and amortization	473	551
Stock option expense	74	47

NON-GAAP EBITDA	$851	$(704)

EBITDA - Earnings before interest, taxes, depreciation, amortization and stock option expenses.